Exhibit 99.1

UNITED STATES INTERNATIONAL TRADE COMMISSION

Washington, D.C.

In the Matter of CERTAIN CAMERAS, CAMERA SYSTEMS, AND ACCESSORIES USED THEREWITH	Inv. No. 337-TA-1400

NOTICE OF INITIAL DETERMINATION ON VIOLATION OF SECTION 337 AND RECOMMENDED DETERMINATION ON REMEDY AND BOND

(July 10, 2025)

Per the notice of investigation, 89 Fed. Reg. 37242 (May 6, 2024), I issued the final initial determination today. 19 C.F.R. §§ 210.10(b), 210.42(a)(1)(i). I have determined that a violation of section 337 of the Tariff Act of 1930, as amended, has occurred in the importation into the United States and the sale within the United States after importation of certain cameras, camera systems, and accessories used therewith by reason of patent infringement. The final initial determination concludes:
1.The Commission has statutory authority with respect to this investigation.
2.GoPro is the owner by assignment of the asserted patents.
3.The importation requirement is satisfied for the accused products.
4.Claims 1 and 5 of the ’894 patent have not been shown to be infringed.
5.Claims 13 and 14 of the ’840 patent have not been shown to be infringed.
6.Claims 4 and 8 of the ’832 patent have been shown to be infringed.
7.Claims 1, 2, 5, and 6 of the ’052 patent have been shown to be infringed.

8.Claim 1 of the ’413 patent has not been shown to be infringed.
9.The claim of the D’435 patent has been shown to be infringed.
10.Claims 1 and 5 of the ’894 patent have not been shown to be invalid.
11.Claim 14 of the ’840 patent has been shown to be invalid.
12.Claim 13 of the ’840 patent has not been shown to be invalid.
13.Claims 4 and 8 of the ’832 patent have been shown to be invalid.
14.Claims 1, 2, 5, and 6 of the ’052 patent have been shown to be invalid.
15.Claim 1 of the ’413 patent has been shown to be invalid.
16.The claim of the D’435 patent has not been shown to be invalid.
17.The technical prong of the domestic industry requirement has been satisfied with respect to the ’894 patent.

18.The technical prong of the domestic industry requirement has been satisfied with respect to the ’840 patent.

19.The technical prong of the domestic industry requirement has been satisfied with respect to the ’832 patent.

20.The technical prong of the domestic industry requirement has been satisfied with respect to the ’052 patent.

21.The technical prong of the domestic industry requirement has been satisfied with respect to the ’413 patent.

22.The technical prong of the domestic industry requirement has been satisfied with respect to the D’435 patent.

23.The economic prong of the domestic industry requirement has been satisfied with respect to the ’894, ’840, ’832, ’052, ’413, and D’435 patents.

/s/ Doris Johnson Hines
Doris Johnson Hines Administrative Law Judge
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